EX-33.2
CitiMortgage, Inc.
P.O. Box 790013
M.S. 313
St. Louis, MO 63179-0013

(logo) citi


Management Assessment of Compliance with Applicable Servicing Criteria

1. CitiMortgage, Inc. (the "Servicer") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, as set forth in Exhibit A hereto, in connection with the servicing of 1) first lien residential mortgage loans except for (a) Freddie Mac, Fannie Mae, and Ginnie Mae residential mortgage loan securitizations unless part of a special bond program and (b) loans held for its own portfolio and 2) student loans issued subsequent to January 1, 2006, for which the Servicer performs a particular servicing function pursuant to a servicing agreement with a third party, utilizing the Citilink system (the "Platform") as of and for the year ended December 31, 2007;

2. The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities as of and for the year ended December 31, 2007. As set forth in Exhibit A hereto, the Servicer's management has determined that these Vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Servicer's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by Interpretation
   17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the Vendors' activities comply in all material respects with the servicing criteria applicable to each Vendor. The Servicer's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria;

3. Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended December 31, 2007;

4. The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions involving the Platform. For student loan transactions, all of the criteria on Exhibit A are inapplicable to the Servicer, except for 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(ii), based on the activities it performs with respect to asset-backed securities transactions involving the Platform;

5. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2007;


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6. The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2007;

7. The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2007; and

8. KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.


February 22, 2008



By: /s/ Herb Gover
Name: Herb Gover
Title: Executive Vice President, North American Consumer Asset Operations - Senior Officer in Charge of Servicing


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Exhibit A - Citilink Platform


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by     NOT
                                                                                by                  subservicer(s)   performed by
                                                                                Vendor(s)           or vendor(s)     CitiMortgage
                                                                                for which           for which        or by
                                                                   Performed    CitiMortgage        CitiMortgage     subservicer(s)
                                                                   Directly     is the              is NOT the       or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference                            Criteria                      CitiMortgage Party               Party^1          CitiMortgage^2

                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.

1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the
                third party's performance and compliance with
                such servicing activities.

1122(d)(1)(iii) Any requirements in the transaction                                                                  X
                agreements to maintain a back-up servicer for
                the loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and omissions
                policy is in effect on the party                       X
                participating in the servicing function
                throughout the reporting period in the amount
                of coverage required by and otherwise in
                accordance with the terms of the transaction
                agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by     NOT
                                                                                by                  subservicer(s)   performed by
                                                                                Vendor(s)           or vendor(s)     CitiMortgage
                                                                                for which           for which        or by
                                                                   Performed    CitiMortgage        CitiMortgage     subservicer(s)
                                                                   Directly     is the              is NOT the       or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference       Criteria                                           CitiMortgage Party               Party^1          CitiMortgage^2

                Cash Collection and Administration

1122(d)(2)(i)   Payments on loans are deposited into               X^i          X^ii
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on            X^iii        X^iv                                 X^v
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees regarding          X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.

1122(d)(2)(iv)  The related accounts for the transaction,          X
                such as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately
                maintained (e.g., with respect to commingling
                of 1122(d)(2)(iv) cash) as set forth in the
                transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally
                insured depository institution" with respect
                to a foreign financial institution means a
                foreign financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as to           X
                prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly          X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar
                days after the bank statement cutoff date, or
                such other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by     NOT
                                                                                by                  subservicer(s)   performed by
                                                                                Vendor(s)           or vendor(s)     CitiMortgage
                                                                                for which           for which        or by
                                                                   Performed    CitiMortgage        CitiMortgage     subservicer(s)
                                                                   Directly     is the              is NOT the       or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference       Criteria                                           CitiMortgage Party               Party^1          CitiMortgage^2

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those to be        X
                filed with the Commission, are maintained in
                accordance with the transaction agreements
                and applicable Commission requirements.
                Specifically, such reports (A) are prepared
                in accordance with timeframes and other terms
                set forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of [pool assets] serviced
                by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated and         X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.

1122(d)(3)(iii) Disbursements made to an investor are posted       X
                within two business days to the Servicer's
                investor records, or such other number of
                days specified in the transaction agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the              X
                investor reports agree with cancelled checks,
                or other form of payment, or custodial bank
                statements.


                                                                                                         INAPPLICABLE
                                                                       APPLICABLE                        SERVICING
                SERVICING CRITERIA                                     SERVICING CRITERIA                CRITERIA
                                                                                Performed           Performed by     NOT
                                                                                by                  subservicer(s)   performed by
                                                                                Vendor(s)           or vendor(s)     CitiMortgage
                                                                                for which           for which        or by
                                                                   Performed    CitiMortgage        CitiMortgage     subservicer(s)
                                                                   Directly     is the              is NOT the       or vendor(s)
                                                                   by           Responsible         Responsible      retained by
Reference       Criteria                                           CitiMortgage Party               Party^1          CitiMortgage^2

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on loans is                 X^vi                                              X^vii
                maintained as required by the transaction
                agreements or related mortgage loan
                documents.

1122(d)(4)(ii)  loans and related documents are                    X^viii
                safeguarded as required by the transaction
                agreements

1122(d)(4)(iii) Any additions, removals or substitutions to the    X
                asset pool are made, reviewed and approved in
                accordance with any conditions or requirements
                in the transaction agreements.

1122(d)(4)(iv)  Payments on loans, including any                   X^x          X^xi
                payoffs, made in accordance with the related
                [pool asset] documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related loan
                documents.

1122(d)(4)(v)   The Servicer's records regarding the loans             X
                agree with the Servicer's records
                with respect to an obligor's unpaid principal
                balance.

1122(d)(4)(vi)  Changes with respect to the terms or status            X
                of an obligor's loans (e.g., loan
                modifications or re-agings) are made,
                reviewed and approved by authorized personnel
                in accordance with the transaction agreements
                and related pool asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with
                the timeframes or other requirements
                established by the transaction agreements.

1122(d)(4)(viii)Records documenting collection efforts are         X
                maintained during the period a loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
                entity's activities in monitoring delinquent
                loans including, for example, phone
                calls, letters and payment rescheduling plans
                in cases where delinquency is deemed
                temporary (e.g., illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates of          X
                return for loans with variable rates
                are computed based on the related [pool
                asset] documents.

1122(d)(4)(x)   Regarding any funds held in trust for an           X^xii        X^iii
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                [pool asset] documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related loan, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor (such        X^xiv        X^xv
                as tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the
                Servicer at least 30 calendar days prior to
                these dates, or such other number of days
                specified in the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in connection with      X^xvi        X^xvii
                any payment to be made on behalf of an
                obligor are paid from the Servicer's funds
                and not charged to the obligor, unless the
                late payment was due to the obligor's error
                or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an obligor         X^xviii      X^xix
                are posted within two business days to the
                obligor's records maintained by the Servicer,
                or such other number of days specified in the
                transaction agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible       X
                accounts are recognized and recorded in
                accordance with the transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other support,         X
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as
                set forth in the transaction agreements.



1 Check only those criteria which are performed by subservicer(s) or vendor(s) retained by CitiMortgage.

2 Check only those criteria which CitiMortgage does NOT (i) perform directly,
  (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.




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Footnotes to Exhibit A Servicing Criteria

i The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity.
ii The vendor performs only the lockbox function for criterion 1122(d)(2)(i). iii The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors.
iv Under criterion 1122(d)(2)(ii), in specific, limited instances the tax and insurance monitoring vendors make disbursements on behalf of an obligor.
v The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.
vi The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
vii The vendor performs the custodian function.
viii The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
ix The vendor performs the custodian function.
x The servicer performs all of the criterion 1l22(d)(4)(iv) except for the lockbox function, which is a specific, limited activity.
xi The vendor performs only the lockbox function for criterion 1122(d)(4)(iv). xii The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.
xiii The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(x).
xiv The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.
xv The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xi).
xvi The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.
xvii The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xii).
xviii The servicer performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.
xix The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).